UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2017 (November 13, 2017)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Westport Parkway, Grapevine, TX 76051
(Address of Principal Executive Offices)

(817) 424-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, on November 13, 2017, the Board of Directors (the “Board”) of GameStop Corp. (the “Company”) appointed Daniel A. DeMatteo interim chief executive officer of the Company.
On December 18, 2017, the Company entered into a letter agreement with Mr. DeMatteo. The letter agreement increases Mr. DeMatteo’s annual rate of base salary from $300,000 to $900,000 and his target annual bonus opportunity from 150% to 200% of base salary, in each case for the period of his service as the Company’s interim chief executive officer. In addition, the letter agreement provides for the calculation of Mr. DeMatteo’s target annual bonus opportunity for fiscal year 2017 (and fiscal year 2018, if applicable) to be determined as the weighted average of his target annual bonus opportunities for the portions of year that he does and does not serve as the Company’s interim chief executive officer.
The terms of the letter agreement were approved by the independent directors of the Board, upon the recommendation of the Compensation Committee of the Board. A copy of the letter agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Compensation Letter Agreement dated December 18, 2017 with Daniel A. DeMatteo. *
*Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: December 21, 2017	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Compensation Letter Agreement dated December 18, 2017 with Daniel A. DeMatteo.*
*Compensatory plan or arrangement.